Exhibit 99.1
News Release

FOR IMMEDIATE RELEASE	Monday, June 9, 2008

Gannett Executives Speak at the Deutsche Bank Media and Telecommunications Conference

NEW YORK, NY — Gannett Co., Inc. (NYSE: GCI) Chairman, President and Chief Executive Officer Craig Dubow and Gracia Martore, Executive Vice President and Chief Financial Officer, reported today on the company’s strategic efforts and its performance to date in 2008.

“Gannett is leading a dynamic transformation of the media industry,” said Dubow. “We have been changing the way we gather, package, disseminate and value our content. At the same time, we are providing needed solutions for advertisers in a fragmented media landscape.

“We are completing the transformation despite tough economic challenges both domestically and in the UK driven primarily by the softening real estate markets. Newsquest, our publishing operation in the UK, has been significantly impacted and many regions of the U.S. continue to struggle. The economic environment has impacted broadcasting as well, although we expect to benefit from a ramp-up in election-related spending now that the picture for the candidates is clearer, and from the Summer Olympic Games in Beijing.”

Martore said that classified advertising at Newsquest in the UK weakened significantly during the second quarter although it achieved strong growth in online revenues.

Martore also said that the company was comfortable with earnings per share for the second quarter of 2008 in the range of $1.01 to $1.03. That does not include non-cash charges that will be recorded in the company’s financial statements for the quarter ending June 29, 2008, for the impairment of goodwill, other intangibles and certain other assets, which on a pre-tax basis are expected to total in the range of $2.5 billion to $3.0 billion, and on an after-tax basis range from $2.3 billion to $2.8 billion. The impairment charge reflects the challenging business conditions and the decline in the company’s stock price and will reduce the book value of goodwill, other intangible assets including newspaper mastheads and certain other assets.

“The impairments are non-cash charges to GAAP earnings and do not in any way impact our ability to operate our businesses, make strategic investments and acquisitions, reduce debt, pay dividends or progress with our strategic efforts as we position the company for the changing media landscape and a more favorable economic environment,” she added.

Presentations by the Gannett executives will be available by Webcast for 30 days after the presentation at www.gannett.com. A transcript will also be archived at www.gannett.com.

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Gannett Co., Inc. is a leading international news and information company that publishes 85 daily newspapers in the USA, including USA TODAY, the nation’s largest-selling daily newspaper. The company also owns nearly 900 non-daily publications in the USA and USA WEEKEND, a weekly newspaper magazine. Gannett subsidiary Newsquest is the United Kingdom’s second largest regional newspaper company. Newsquest publishes nearly 300 titles, including 17 daily newspapers, and a network of prize-winning Web sites. Gannett also operates 23 television stations in the United States and is an Internet leader with sites sponsored by its TV stations and newspapers including USATODAY.com, one of the most popular news sites on the Web.

Certain statements in this press release may be forward looking in nature or “forward looking statements” as defined in the Private Securities Litigation Reform Act of 1995. The forward looking statements contained in this press release are subject to a number of risks, trends and uncertainties that could cause actual performance to differ materially from these forward looking statements. A number of those risks, trends and uncertainties are discussed in the company’s SEC reports, including the company’s annual report on Form 10-K and quarterly reports on Form 10-Q. Any forward-looking statements in this press release should be evaluated in light of these important risk factors.

Gannett is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this press release by wire services, Internet service providers or other media.

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For investor inquiries, contact:			For media inquiries, contact:
Jeffrey Heinz Director, Investor Relations 703-854-6917			Tara Connell Vice President of Corporate Communications 703-854-6049